Exhibit 99.2

EAGLE WELL SERVICE, INC.

FINANCIAL STATEMENTS
AS OF JULY 31, 2006

TOGETHER WITH
INDEPENDENT AUDITOR’S REPORT

CLINTON R. KINDELL
CERTIFIED PUBLIC ACCOUNTANTS

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors
Eagle Well Service, Inc.

We have audited the accompanying balance sheet of Eagle Well Service, Inc. (a Corporation) as of July 31, 2006, and the related statements of operations, shareholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eagle Well Service, Inc. as of July 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Clinton R. Kindell, CPA P.C.
Oklahoma City
December 19, 2006

EAGLE WELL SERVICE, INC. BALANCE SHEET AS OF JULY 31, 2006

ASSETS

Current assets:
Cash and cash equivalents	$4,506
Investments in marketable securities	43,287
Accounts receivable trade	2,866,709
Accounts receivable from sale of assets	310,798
Employee advances	14,291
Prepaid insurance	150,662
Supplies on hand	75,917
Total current assets	3,466,170

Property and Equipment - at cost
Drilling and related equipment	10,922,355
Transportation, office and other equipment	1,851,110
12,773,465
Less accumulated depreciation	(2,727,124)
10,046,341

Total Assets	$13,512,511

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable	$2,096,920
Bank overdraft	652,783
Accrued liabilities
Payroll related	114,839
Income taxes payable	759,226
Deferred income taxes payable - current	1,168,916
Other liabilities	111,065
Current maturities of long-term debt	3,240,314
Total current liabilities	8,144,063

Long term debt, less current maturities	368,250

Deferred income taxes payable - non-current	598,355
Total liabilities	9,110,668

Shareholders' Equity
Common stock, par value $100; 2,000 shares authorized,	1,000
10 issued and outstanding as of July 31, 2006
Additional paid-in capital	81,000
Receivable from officer/shareholder	(624,516)
Retained earnings	4,944,359
Total shareholders' equity	4,401,843
Total liabilities and shareholders' equity	$13,512,511

The accompanying notes are an integral part of these financial statements.

EAGLE WELL SERVICE, INC. STATEMENT OF OPERATIONS FOR THE YEAR ENDED JULY 31, 2006

Revenues
Well service	$11,848,469
Other service	1,429,369
Total revenues	13,277,838
Operating costs and expenses
Well service expense	8,232,457
Depreciation	667,509
General and administrative	2,517,722
Total operating costs and expenses	11,417,688
Operating income	1,860,150

Other income and (expense)
Interest expense	(287,690)
Other	58,005
Realized (loss) on sale of marketable securities	(10,451)
Gain on sale of assets	2,328,089
Unrealized gain on marketable securities	3,224
Total other income and (expense)	2,091,177

Income before income taxes	3,951,327

Current provision for income taxes	943,476
Deferred provision for income taxes	494,017

Net Income	$2,513,834

The accompanying notes are an integral part of these financial statements.

EAGLE WELL SERVICE, INC. STATEMENT OF STOCKHOLDERS' EQUITY FOR THE YEAR ENDED JULY 31, 2006

	Common stock		Additional	Loans to	Retained
	Shares	$100 Par	Paid in Capital	Shareholder	Earnings	Total
Balance 7/31/2005	10	$1,000	$81,000		$2,636,775	$2,718,775

Net Earnings					2,513,834	2,513,834

Loans to officer/shareholder				(624,516)		(624,516)

Dividends paid					(206,250)	(206,250)

Balance 7/31/2006	10	$1,000	$81,000	$(624,516)	$4,944,359	$4,401,843

The accompanying notes are an integral part of these financial statements.

EAGLE WELL SERVICE, INC. STATEMENT OF CASH FLOWS FOR THE YEAR ENDED JULY 31, 2006

Cash flows from operating activities:
Net income	$2,513,834
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	667,509
Loss on sale of marketable securities	10,451
Gain on sale of assets	(2,328,089)
Unrealized gain on marketable securities	(3,224)
(Increase) decrease in current assets and liabilities:
Investments in marketable securities	60,985
Accounts receivable trade	(725,337)
Accounts receivable - other	40,295
Employee advances	19,818
Prepaid insurance	(116,996)
Supplies on hand	(4,797)
Accounts payable	1,914,882
Accrued liabilities	823,882
Deferred income tax	494,017
Other liabilities	49,102
Net cash provided by operating activities	3,416,332

Cash flows from investing activities
Proceeds from sale of marketable securities	57,101
Net proceeds from sale of equipment	5,346,659
Acquisition of property and equipment	(10,551,196)
Net cash used in investing activities	(5,147,436)

Cash flows from financing activities
Proceeds from borrowings	10,023,954
Principal payments on borrowings	(8,240,253)
Dividends on common stock	(206,250)
Advances to officer/shareholder	(536,942)
Bank overdraft	652,783
Net cash provided from financing activities	1,693,292

Net (decrease) in cash and cash equivalents	(37,812)
Cash and cash equivalents at July 31, 2005	42,318
Cash and cash equivalents at July 31, 2006	$4,506

Interest paid	$300,629

Taxes paid	$184,250

The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED JULY 31, 2006

NOTE A—NATURE OF ACTIVITY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Nature of Activities

Eagle Well Service, Inc. (the “Company”) was incorporated in the State of Kansas on July 29, 1977 to provide service in the oil and natural gas industry in the areas of oil and gas well work-over and well completions. The Company added “plugging of oil and gas wells” to their available services in 2003. The Company offers these services in the states of Kansas, Oklahoma, New Mexico and Texas.

A summary of significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Cash and Cash Equivalents

The Company considers cash on-hand, cash in banks, certificates of deposit and all other highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company follows the completed contract method of accounting for oil and gas well work-over and completion services. Under this method service revenues and related costs are recognized upon completion of the service. Service arrangements with customers are short term (usually 1 to 7 days) revenue for services provided is recognized daily. At year end there were no material amounts of revenue and related expenses that had not been recognized in the financial statements.

Accounts receivable

Accounts receivable are primarily from oil and gas industry customers. Credit is extended based on knowledge of customer financial condition and prior experience. Collateral is generally not required. Payment for services is due within 30 days. An allowance for doubtful accounts has not been recorded as of July 31, 2006. Management believes that all amounts included in accounts receivable to be fully collectible. The Company writes off specific accounts receivable when they become uncollectible.

Property and Equipment

Property and equipment are stated at cost. Expenditures for repairs and maintenance are charged against operations. Betterments that materially extend the life of the assets are capitalized. Depreciation is computed for financial statement purposes on a straight-line basis over the estimated useful lives of the related assets. Work-over rigs are depreciated over 15 years and all other property and equipment is depreciated over 3 to 5 years. During the year certain work-over rigs that had been substantially depreciated were disposed of by sale at several auctions which resulted in a gain of $2,328,089. The final auction occurred in July 2006, and the balance of the sale proceeds was remitted to the Company in August 2006, resulting in an outstanding receivable at July 31, 2006 in the amount of $255,635.

Leases

Capital lease: Included in property and equipment in the accompanying balance sheet is equipment held under a capital lease in the amount of $374,900 with a remaining lease obligation of $124,900 payable January 1, 2007, (which is reflected in current maturities of long term debt).

Operating leases: The Company leases two real estate locations for $1,100 and $650 per month, respectively. Rental expense for the two operating leases was $19,300 for the year. Lease terms are month-to-month, with no future lease obligations. The Company also leases three other real estate locations from a wholly owned limited liability company of an officer of the Company. The lease terms are month to month and the rent paid is $2,500, $1,500, and $1,715 per month respectively. The Company also has an agreement with an officer to reimburse him for an airport lease in the amount of $13,000 per month, to be allocated between the Company and personal use. The Company leased trucks for the first three months of the year (August through October, 2005) from an affiliated company, wholly owned by an officer for $38,955.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent future tax return consequences of those differences, which will either be taxable or deductible when the assets or liabilities are recovered or settled.

The provision for income taxes consists of the following components:

Current taxes	$943,476
Deferred taxes	494,017
Total	$1,437,493

Deferred income taxes reflect the net temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts unused for income tax purposes. The Company’s income tax returns are prepared on the “cash basis”, this is, income is recognized when payment for services is received and expenses are recognized when paid.

Significant components of the Company’s deferred tax liability as of July 31, 2006 are as follows:

Difference between accrual and cash reporting of income and expenses	$1,100,092
Difference between book and Tax depreciation	667,179
Total deferred income tax liability	$1,767,271

NOTE B—LONG-TERM DEBT

Note payable to bank in monthly installments of interest only at 9.25% (National Prime as published in the Wall Street Journal per date of change), due March 2, 2007, secured by accounts receivable and all equipment.	$2,721,821

Note payable to bank in monthly installments of interest only at 8.25% interest, due July 1, 2007, secured by accounts receivable and all equipment.	125,001

Capital lease payable of $374,900 with a remaining lease obligation of $124,900 payable January 1, 2007, secured by equipment.	124,900

Notes payable to vehicle financing companies in monthly installments of $430 to $2,047 including interest at 3.9% to 8.24% due from June 2008 to September 2010, secured by vehicles.	636,752

Total Debt	$3,608,564
Less: Current portion	3,240,314
Long term debt less current portion	$368,250

Future maturities of long-term debt are as follows as of July 31, 2006:

2007	$3,240,314
2008	243,003
2009	57,308
2010	37,667
Thereafter	30,272
$3,608,564

NOTE C—RELATED PARTY TRANSACTIONS:

The Company leases three real estate locations from a wholly owned limited liability company of an officer of the Company. The lease terms are month to month and the rent paid is $2,500, $1,500, and $1,715 per month respectively. The total paid for the three leases for the year was $73,318.

The Company paid an employee/shareholder $275,594 in other compensation for reimbursed capital expenditures on the above described leased buildings.

The Company also has an agreement with an officer to reimburse him for an airport lease in the amount of $13,000 per month, to be allocated between the Company and personal use. Total rent paid for Company use during the fiscal year was $67,664.

The Company leased trucks for the first three months of the year (August through October, 2005) from an affiliated company, wholly owned by an officer for $38,955.

Total lease payments made to an officer or his wholly owned companies for the year ended July 31, 2006 was $73,318.

In March of 2006, the Company borrowed $667,000 from an officer of the Company, the term was six months and the officer was repaid with interest of $67,700.

The Company has an outstanding receivable from an officer in the amount of $624,516 inclusive of interest in the amount of $12,601 accrued at 8%. The receivable is uncollateralized. For financial reporting purposes, this loan was treated as a reduction in shareholders’ equity.

NOTE D—RETIREMENT PLAN:

The Company adopted a Simple IRA Plan on July 1, 2000 which was amended on August 21, 2001. All employees receiving at least $5,000 in compensation, as defined in the plan, during one prior year and who are reasonably expected to receive at least $5,000 in compensation during the current year are eligible to participate. The Company matches up to 3% of employee contributions. Such amounts totaled $24,975 for the year ended July 31, 2006.

NOTE E—FINANCIAL INSTRUMENTS:

Cash and cash equivalents, trade receivables and payables and short-term debt:

The carrying amount of cash and cash equivalents, trade receivables and payables and short-term debt approximate their fair values.

Long-term debt and notes payable:

Long-term debt and notes payable approximate fair value. The estimated fair value has been determined by the Company using appropriate valuation methodologies and available market information.

NOTE F—CONTINGENCIES:

During the year ended July 31, 2006 two employees (claimants) signed Demand for Workers’ Compensation Benefits for work-related incidents. The Company carries sufficient insurance to cover the claims. The Company contends that no additional amounts will be due in these two cases, and therefore no amounts have been presented in the financial statements.

NOTE G—SIGNIFICANT CUSTOMERS:

For the year ended July 31, 2006, revenue from four customers was approximately 11%, 18%, 19%, and 21% of total revenues. At July 31, 2006 three customers accounted for 16%, 22%, and 26% of total accounts receivable.

NOTE H—SUBSEQUENT EVENT:

Effective January 9, 2007 the Company was acquired by and then merged into BDC Acquisition Company, a wholly owned subsidiary of Bronco Drilling Company, Inc. with the Company’s former shareholders receiving consideration of $2,500,000 cash and 1,070,390 shares of restricted common stock of Bronco Drilling Company, Inc., in consideration for 100% of the Company’s issued and outstanding capital stock.